EXHIBIT 99.1





FOR IMMEDIATE RELEASE                        Contact:     Mark Burroughs
                                             Telephone:   (732) 542-2800

March 16, 2006



        OSTEOTECH FILES FOR EXTENSION OF 2005 ANNUAL REPORT ON FORM 10-K;
                   EXPECTS TO FILE ON OR BEFORE MARCH 31, 2006


Osteotech, Inc. (NASDAQ: OSTE) announced today that it will delay the filing of its Form 10-K for the year ended December 31, 2005, which was due on March 16, 2006. Osteotech plans to file tomorrow with the Securities and Exchange Commission a Form 12b-25, Notification of Late Filing, in anticipation of filing its Form 10-K on or before March 31, 2006.

As a result of the extensive and complex activities required by management to complete their assessment of the Company's internal control over financial reporting, required by Section 404 of the Sarbanes-Oxley Act of 2002, and the performance of additional procedures with respect to the Company's year-end financial statements, the Company will not be able to file its Annual Report on Form 10-K on or before March 16, 2006 without unreasonable effort and expense.

Management has determined that internal control over financial reporting was not effective as of December 31, 2005 as a result of a material weakness in the Company's internal controls primarily attributable to insufficient domestic and corporate personnel with appropriate accounting knowledge, experience and training. The details related to this material weakness and management's remediation plans, along with Management's Report on Internal Control over Financial Reporting, will appear under Item 9A of the Company's Annual Report on Form 10-K when filed. Management's evaluation of the internal control over financial reporting is still being completed, which could result in additional material weaknesses being identified.

For the year ended December 31, 2005, the Company anticipates, subject to completion of the audit, that it will report revenues of approximately $93.3 million and a net loss of approximately $21.1 million, or $1.23 diluted net loss per share. Based on the procedures and audit still underway, additional adjustments may be identified which could result in a change in the anticipated 2005 financial results reported above. For the year ended December 31, 2004, the Company reported revenues of $88.6 million and a net loss of $5.3 million, or $.31 diluted net loss per share.

Certain statements made in this press release that are not historical facts, including without limitation the Company's expectation that it will be able to file its Form 10-K for the year ended December 31, 2005 on or before March 31, 2006, the material weakness in internal control over financial reporting the Company expects to report in its Form 10-K for the year ended December 31, 2005 and the financial results that the Company expects to report for 2005, contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that the actual results may not differ materially from those expressed or implied by such forward-looking statements. Certain factors that could cause actual results to differ materially include, but are not limited to, management's inability to complete its evaluation of the Company's internal control over financial reporting and the performance of additional procedures with respect to the Company's year end financial statements within a time frame that allows the Company's Form 10-K for the year ended December 31, 2005 to be filed on or before March 31, 2006, management's identification of additional material weaknesses to the company's internal control over financial reporting and additional adjustments that may be identified based on the procedures and audit still underway which could result in a change in the anticipated 2005 financial results reported above. All information in this press release is as of March 16, 2006 and the Company undertakes no duty to update this information.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech or this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.

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